FOURTH SUPPLEMENTAL INDENTURE, dated as of October 1, 1994, between CITIZENS UTILITIES COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal administrative offices at High Ridge Park, Building No. 3, Stamford, Connecticut 06905, to CHEMICAL BANK, a New York banking corporation, as Trustee (herein called the "Trustee"), having its principal corporate trust office at 450 West 33rd Street, New York, New York 10001.

                              RECITALS
     WHEREAS, the Company has entered into an Indenture dated as of August 15, 1991 (the "Indenture"), with the Trustee to provide for the issuance from time to time of the Company's debentures, notes or other evidences of indebtedness (herein called the "Securities"), to be issued in one or more series; and
     WHEREAS, the Company has entered into a First Supplemental Indenture dated as of August 15, 1991 (the "First Supplemental Indenture") with the Trustee to establish the form and terms of a series of Securities designated "8.45% Debentures Due 2001"; and
     WHEREAS, the Company has entered into a Second Supplemental Indenture dated as of January 15, 1992 (the "Second Supplemental Indenture") with the Trustee to establish the form and terms of a series of Securities designated
"7.45% Debentures Due 2004"; and   WHEREAS, the Company has entered into a
Third Supplemental Indenture dated as of April 15, 1994 (the "Third Supplemental Indenture") with the Trustee to establish the form and terms of a series of Securities designated "7.60% Debentures Due 2006"; and
     WHEREAS, Section 901 of the Indenture provides, among other things, that the Company and the Trustee may enter into indentures supplemental to the Indenture for, among other things, the purpose of establishing the form and terms of the Securities of any series as permitted in Sections 201 and 301 of the Indenture and adding to the covenants of the Company for the benefit of the Holders of any series of Securities; and
     WHEREAS, the Company by corporate action duly taken has authorized the issuance of a fourth series of Securities designated as the 7.68% Debentures Due 2034 (hereinafter sometimes called the "Debentures"), which series is limited in aggregate principal amount to $100,000,000, such Debentures to contain such provisions as have been determined by the Board of Directors of the Company and as are set forth in this Fourth Supplemental Indenture to the Indenture; and
     WHEREAS, all conditions have been complied with, all actions have been taken and all things have been done which are necessary to make the Debentures, when executed by the Company and authenticated by or on behalf of the Trustee and when delivered as herein and in the Indenture provided, the valid obligations of the Company, and to make this Fourth Supplemental Indenture a valid and binding supplemental indenture.

     NOW, THEREFORE, THIS FOURTH SUPPLEMENTAL INDENTURE WITNESSETH:

     For and in consideration of the premises and the purchase of the Debentures by the holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all holders of the Debentures, as follows:
     Section 1.  Definitions.   For all purposes of this Fourth Supplemental
Indenture, except as otherwise herein expressly provided or unless the context otherwise requires:
     (1) terms used herein in capitalized form and defined in the Indenture shall have the meanings specified in the Indenture;
     (2) the words "herein", "hereof" and "hereto" and other words of similar import used in this Fourth Supplemental Indenture refer to this Fourth Supplemental Indenture as a whole and not to any particular Section or other subdivision of this Fourth Supplemental Indenture;
     (3) the provisions of this Fourth Supplemental Indenture shall be read in conjunction with the provisions of the Indenture only with respect to the Debentures and the provisions of the Indenture and the First, Second and Third Supplemental Indentures shall not be modified by this Fourth Supplemental Indenture with respect to any series of the Securities outstanding or to be outstanding under the Indenture, other than the Debentures.
     (4) terms defined in this Fourth Supplemental Indenture shall apply only to this Fourth Supplemental Indenture and the Debentures hereunder, and such definitions shall not apply to any supplemental indenture other than this Fourth Supplemental Indenture or to any Securities outstanding or to be outstanding under the Indenture, other than the Debentures.
     Except as otherwise expressly provided or unless the context otherwise requires, "Fourth Supplemental Indenture" means this instrument as originally executed or, if amended or supplemented pursuant to the applicable provisions of the Indenture, as amended or supplemented.
     Section 2.  Forms of the Debentures.   The Debentures shall be in
substantially the form set forth in Exhibit A to this Fourth Supplemental Indenture, as such form may be completed pursuant to Section 3 hereof, the terms of which Exhibit A are herein incorporated by reference and made a part of this Fourth Supplemental Indenture.
     Section 3.  Terms of the Debentures.   The terms of the Debentures shall
be as follows:
          (1) the Securities to be issued under the Indenture and this Fourth Supplemental Indenture shall be the Debentures and shall be designated as the "7.68% Debentures Due 2034";
          (2) the Debentures shall constitute a single series of the Securities under the Indenture, which series is limited in aggregate principal amount to $100,000,000;
          (3) so long as any Debentures are registered in the name of CEDE & Co., or any other nominee of The Depository Trust Company, and are intended to be Book-Entry Securities, the provisions of Section 311 of the Indenture shall apply to such Debentures. Thereafter the Debentures may be subjected to the requirements of a successor book-entry securities system that may be adopted by the Company in accordance with the provisions of the Indenture and this Fourth Supplemental Indenture;
          (4) interest on each of the Debentures shall be payable at the rate per annum specified in the designation of the Debenture from October 1, 1994, or from the most recent Interest Payment Date, to which interest has been paid or duly provided for, semi-annually, on April 1 and October 1 in each year, commencing on April 1, 1995. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the Person in whose name such Debenture (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 15 or September 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date by virtue of having been such a Holder and shall be paid by the Company as provided in Section 307 of the Indenture;
          (5) unless otherwise provided with respect to a Book- Entry Security or pursuant to any successor book-entry security system or similar system, payments of interest will be made by check mailed to the Holder of each Debenture at the address shown in the Security Register or, at the option of the Holder, to such other place in the United States of America as the Holder shall designate to the Trustee in writing. The principal amount of the Debentures will be paid at Maturity by check against presentation of the Debentures at the office or agency of Chemical Bank, as Trustee, in New York, New York, or such other address in New York, New York, as the Trustee shall designate by written notice to the Holders of the Debentures;
          (6) the Debentures shall be issued in registered form only and in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000;
          (7) principal and interest on the Debentures shall be payable in the coin or currency of the United States of America, which, at the time of payment, is legal tender for public and private debts; and
          (8) the Debentures shall be subject to defeasance, at the Company's option, as provided for in Sections 1302 and 1303 of the Indenture. Upon the Company's exercise of the option to effect such defeasance under
Section 1302 and 1303 of the Indenture in accordance with and subject to the terms thereof, the Company shall be released from its obligations with respect to the Debentures as provided in the applicable Section and other relevant provisions of the Indenture.
     Section 4. No Redemption by the Company. The Debentures will not be redeemable at the option of the Company prior to maturity and will not be subject to any sinking fund.
     Section 5. Redemption at Option of Holder. (a) Each Holder shall have the right, at such Holder's option, exercisable at any time prior to September 1, 2001 and subsequent to August 1, 2001, to require the Company to redeem, and upon the exercise of such right the Company shall redeem, all or any part of such Holder's Debentures that is $1,000 or any integral multiple thereof, on October 1, 2001 (the "Redemption Date") at a redemption price in cash equal to 100% of the principal amount of such Debenture (the "Redemption Price"), together with accrued and unpaid interest to the Redemption Date.
          (b) To exercise a redemption right, a Holder of Debentures shall deliver (i), to the Company and to the Trustee, irrevocable written notice of the Holder's election to exercise such right (the "Holder's Notice"), which shall set forth the name of the Holder, the amount of Debentures to be redeemed and a statement that an election to exercise the redemption right is being made thereby and (ii), to the Trustee, the Debentures with respect to which the redemption right is being exercised, duly endorsed for transfer to the Company if required by the Trustee or the Company. Debentures held by a securities depositary may be delivered in such other manner as may be agreed to by such securities depositary and the Company and the Trustee. Such written notice shall be irrevocable. The Debentures surrendered for redemption shall, on the Redemption Date, become due and payable at the Redemption Price, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Debentures shall cease to bear interest. Upon surrender of any such Debentures for redemption in accordance with the Holder's Notice, such Debentures shall be paid by the Company at the Redemption Price plus accrued interest to the Redemption Date; provided, however, that installments of interest whose stated Maturity is prior to the Redemption Date shall be payable to the Holders of such Debentures, or one or more Predecessor Securities, according to the terms and provisions of Section 307.
          (c) On or before the Redemption Date, the Company shall deposit with the Trustee an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Debentures which are to be repurchased on that date.
          (d)     If any Debenture surrendered for redemption shall not be
so paid on the Redemption Date, such Debenture shall, until paid, continue to bear interest to the extent permitted by applicable law from the Redemption Date at the same rate as the rate borne by such Debenture. The Company shall pay to the Holder of such Debenture the additional amounts of interest arising from this subsection at the same time that it pays the Redemption Price.
          (e) If any Debenture which is to be redeemed only in part shall be surrendered at any office or agency of the Company (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Debenture or Debentures, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the Debenture so surrendered.
     Section 6. Amendment to Indenture for Purposes of Fourth Series of Debentures.
     For all purposes of the Debentures and for no other purposes, subsection
(4) of Section 501 shall read:
            "(4) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of a series of Securities other than that series), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of a majority in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or"
     For all purposes of the Debentures and for no other purposes, the first paragraph of Section 502 shall read:
            "If an Event of Default with respect to Securities of any series at the time Outstanding occurs and is continuing, then and in every such case the Trustee or the Holders of a majority in principal amount of the Outstanding Securities of that series may declare the principal amount (or, if any of the Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified in the terms thereof) of all of the Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable."
     For all purposes of the Debentures and for no other purposes, subsection
(2) of Section 507 shall read:
            "(2) the Holders of a majority in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;"
     For all purposes of the Debentures and for no other purposes, subsection
(5) of Section 507 shall read:
            "(5)     no direction inconsistent with such written request has
been given to the Trustee during such 90-day period by the Holders of 66-2/3% in principal amount of the Outstanding Securities of that series."
     Section 7.  Incorporation of Indenture.   From and after the date
hereof, the Indenture, as supplemented by this Fourth Supplemental Indenture, shall be read, taken and construed as one and the same instrument with respect to the Debentures.
     Section 8. Acceptance of Trust.   The Trustee accepts the trusts created
by the Indenture, as heretofore supplemented by the First Supplemental Indenture, Second Supplemental Indenture and Third Supplemental Indenture and as hereby supplemented by this Fourth Supplemental Indenture, and agrees to perform the same upon the terms and conditions in the Indenture, as so supplemented.
     Section 9. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Fourth Supplemental Indenture, such provision of the Act shall control. If any provision of this Fourth Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, such provision of the Act shall be deemed to apply to this Fourth Supplemental Indenture only as so modified and if not so excluded, as the case may be.
     Section 10. Governing Law. This Fourth Supplemental Indenture, and the Debentures, shall be governed by and construed in accordance with the laws of the State of New York.
     Section 11.  Recitals.   The recitals contained in the Indenture, this
Fourth Supplemental Indenture and the Debentures, except the Trustee's certificate of authentication, shall be taken as statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of the Indenture, as supplemented by this Fourth Supplemental Indenture.
     Section 12.  Amendments.   Notwithstanding any other provisions hereof,
all amendments to the Indenture made hereby shall have effect only with respect to the Debentures, and not with respect to the Securities of any other series created subsequent to the date hereof.
     Section 13.  Counterparts.   This Fourth Supplemental Indenture may be
executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
     IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the date first above written.

                              CITIZENS UTILITIES COMPANY


                              By:/s/ Robert J. DeSantis
                              -----------------------------
                              Title: Vice President and
                                     Treasurer
Attest:

By:/s/ L. Russell Mitten
- ------------------------------
Assistant Secretary


                             CHEMICAL BANK, as Trustee



                             By:/s/ Thomas Foley
                             -----------------------------
                             Title:  Vice President
Attest:


By:/s/ Patricia Kelly
- ----------------------------
Senior Trust Officer

County of Fairfield     )
                        )  ss.:
State of Connecticut    )




          On the 6th day of October, 1994, before me personally came Robert DeSantis, to me known, who, being by me duly sworn, did depose and say that he is Vice President and Treasurer of CITIZENS UTILITIES COMPANY, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporations; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.




                                   By:/s/ Victoria M. Love
                                   ------------------------------
                                   Notary Public, State of Connecticut

                                   My commission expires July 31, 1996.

County of New York  )
                    )   ss.:
State of  New York  )


          On this 6th day of October in the year of 1994 before me personally came Thomas Foley, to me personally known, who being by me duly sworn did depose and say that he resides at 94 South Fourth Street, Bethpage, New York 11714, that he is Vice President of CHEMICAL BANK, one of the corporations described in and which executed the foregoing indenture; that he knows the seal of said corporation; that the seal affixed to said instrument opposite the execution thereof on behalf of said corporation is the corporate seal of said corporation; that said instrument was signed and said corporate seal was so affixed on behalf of said corporations by authority and order of its board of directors; that he signed his name thereto by like authority; and he acknowledged said instrument to be his free act and deed and the free act and deed of said Chemical Bank.

          IN WITNESS WHEREOF I have hereunder set my hand and affixed my official seal, at New York in said State of New York, the day and year first above written.






                                   By:/s/ Nadia Guerra
                                   -------------------------------
                                   Notary Public, State of New York

                                   My commission expires May 31, 1996.











                         CITIZENS UTILITIES COMPANY

                                    TO

                               CHEMICAL BANK
                                 (Trustee)



                       FOURTH SUPPLEMENTAL INDENTURE

                        Dated as of October 1, 1994






                       Supplemental to the Indenture

                        Dated as of August 15, 1991